Exhibit 3.1

ARTICLES OF INCORPORATION

OF

ONCOCYTE CORPORATION

ONE:	The name of this corporation is OncoCyte Corporation.

TWO:	The purpose of the corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of California other than the banking business, the trust company business, or the practice of a profession permitted to be incorporated by the California Corporations Code.

THREE:	The name and address in this State of the corporation’s initial agent for service of process is:

Judith Segall

1301 Harbor Bay Parkway, Suite 100

Alameda, California 94502

FOUR:	The corporation is authorized to issue two classes of shares, which shall be designated “Common Stock” and “Preferred Stock.” The number of shares of Common Stock which the corporation is authorized to issue is 50,000,000, and the number of shares of Preferred Stock which the corporation is authorized to issue is 5,000,000. The Preferred Stock may be issued in one or more series as the board of directors may by resolution designate. The board of directors is authorized to fix the number of shares of any series of Preferred Stock and to determine or alter the rights, preferences, privileges, and restrictions granted to or imposed upon the Preferred Stock as a class, or upon any wholly unissued series of Preferred Stock. The board of directors may, by resolution, increase or decrease (but not below the number of shares of such series then outstanding) the number of shares of any series of Preferred Stock subsequent to the issue of shares of that series.

FIVE:	The liability of the directors of the corporation for monetary damages shall be eliminated to the fullest extent permissible under California law. The corporation is authorized to indemnify “agents”, as such term is defined in Section 317 of the California Corporations Code, to the fullest extent permissible under California law.

DATED:	September 3, 2009

/s/ Richard S. Soroko
Richard S. Soroko, Incorporator

CERTIFICATE OF AMENDMENT

OF

ARTICLES OF INCORPORATION

Joseph Wagner and Judith Segall certify that:

1. They are the President and Secretary, respectively, of OncoCyte Corporation, a California corporation.

2. Article FOUR of the Articles of Incorporation of the corporation is amended to read as follows:

FOUR:	The corporation is authorized to issue two classes of shares, which shall be designated “Common Stock” and “Preferred Stock.” The number of shares of Common Stock which the corporation is authorized to issue is 100,000,000, and the number of shares of Preferred Stock which the corporation is authorized to issue is 5,000,000. The Preferred Stock may be issued in one or more series as the board of directors may by resolution designate. The board of directors is authorized to fix the number of shares of any series of Preferred Stock and to determine or alter the rights, preferences, privileges, and restrictions granted to or imposed upon the Preferred Stock as a class, or upon any wholly unissued series of Preferred Stock. The board of directors may, by resolution, increase or decrease (but not below the number of shares of such series then outstanding) the number of shares of any series of Preferred Stock subsequent to the issue of shares of that series.

3. The foregoing amendment of Articles of Incorporation has been duly approved by the board of directors.

4. The foregoing amendment of Articles of Incorporation has been duly approved by the required vote of shareholders in accordance with section 902 of the Corporations Code. The total number of outstanding shares of Common Stock of the corporation entitled to vote with respect to the amendment was 36,400,000. The number of shares of Common Stock voting in favor of the amendment equaled or exceeded the vote required. The percentage vote required was more than 50%. There are no Preferred Shares of the corporation issued and outstanding.

We further declare under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of our own knowledge.

Executed at Alameda, California on April 2, 2015.

/s/ Joseph Wagner
Joseph Wagner, President

/s/ Judith Segall
Judith Segall, Secretary

CERTIFICATE OF AMENDMENT

OF

ARTICLES OF INCORPORATION

William Annett and Judith Segall certify that:

1. They are the President and Secretary, respectively, of OncoCyte Corporation, a California corporation.

2. Article FOUR of the Articles of Incorporation of the corporation is amended to read as follows:

FOUR:	The corporation is authorized to issue two classes of shares, which shall be designated “Common Stock” and “Preferred Stock.” The number of shares of Common Stock which the corporation is authorized to issue is 50,000,000, and the number of shares of Preferred Stock which the corporation is authorized to issue is 5,000,000. The Preferred Stock may be issued in one or more series as the board of directors may by resolution designate. The board of directors is authorized to fix the number of shares of any series of Preferred Stock and to determine or alter the rights, preferences, privileges, and restrictions granted to or imposed upon the Preferred Stock as a class, or upon any wholly unissued series of Preferred Stock. The board of directors may, by resolution, increase or decrease (but not below the number of shares of such series then outstanding) the number of shares of any series of Preferred Stock subsequent to the issue of shares of that series. Upon the amendment of this Article to read as herein set forth, each outstanding share of Common Stock is converted into 0.5 of a share of Common Stock.

3. The foregoing amendment of Articles of Incorporation has been duly approved by the board of directors.

4. The foregoing amendment of Articles of Incorporation has been duly approved by the required vote of shareholders in accordance with section 902 of the Corporations Code. The total number of outstanding shares of Common Stock of the corporation entitled to vote with respect to the amendment was 47,827,714. The number of shares of Common Stock voting in favor of the amendment equaled or exceeded the vote required. The percentage vote required was more than 50%. There are no Preferred Shares of the corporation issued and outstanding.

We further declare under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of our own knowledge.

Executed at Alameda, California on November 17, 2015.

/s/ William Annett
William Annett, President

/s/ Judith Segall
Judith Segall, Secretary

CERTIFICATE OF AMENDMENT

OF

ARTICLES OF INCORPORATION

William Annett and Judith Segall certify that:

1. They are the President and Secretary, respectively, of OncoCyte Corporation, a California corporation.

2. Article FOUR of the Articles of Incorporation of the corporation is amended to read as follows:

FOUR:	The corporation is authorized to issue two classes of shares, which shall be designated “Common Stock” and “Preferred Stock.” The number of shares of Common Stock which the corporation is authorized to issue is 85,000,000, and the number of shares of Preferred Stock which the corporation is authorized to issue is 5,000,000. The Preferred Stock may be issued in one or more series as the board of directors may by resolution designate. The board of directors is authorized to fix the number of shares of any series of Preferred Stock and to determine or alter the rights, preferences, privileges, and restrictions granted to or imposed upon the Preferred Stock as a class, or upon any wholly unissued series of Preferred Stock. The board of directors may, by resolution, increase or decrease (but not below the number of shares of such series then outstanding) the number of shares of any series of Preferred Stock subsequent to the issue of shares of that series.

3. The foregoing amendment of Articles of Incorporation has been duly approved by the board of directors.

4. The foregoing amendment of Articles of Incorporation has been duly approved by the required vote of shareholders in accordance with section 902 of the Corporations Code. The total number of outstanding shares of Common Stock of the corporation entitled to vote with respect to the amendment was 39,407,566. The number of shares of Common Stock voting in favor of the amendment equaled or exceeded the vote required. The percentage vote required was more than 50%. There are no Preferred Shares of the corporation issued and outstanding.

We further declare under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of our own knowledge.

Executed at Alameda, California on August 27, 2018.

/s/ William Annett
William Annett, President

/s/ Judith Segall
Judith Segall, Secretary

CERTIFICATE OF AMENDMENT

OF

ARTICLES OF INCORPORATION

Ronald Andrews and Albert Parker certify that:

1. They are the President and Secretary, respectively, of OncoCyte Corporation, a California corporation.

2. Article FOUR of the Articles of Incorporation of the corporation is amended to read as follows:

FOUR:	The corporation is authorized to issue two classes of shares, which shall be designated “Common Stock” and “Preferred Stock.” The number of shares of Common Stock which the corporation is authorized to issue is 150,000,000, and the number of shares of Preferred Stock which the corporation is authorized to issue is 5,000,000. The Preferred Stock may be issued in one or more series as the board of directors may by resolution designate. The board of directors is authorized to fix the number of shares of any series of Preferred Stock and to determine or alter the rights, preferences, privileges, and restrictions granted to or imposed upon the Preferred Stock as a class, or upon any wholly unissued series of Preferred Stock. The board of directors may, by resolution, increase or decrease (but not below the number of shares of such series then outstanding) the number of shares of any series of Preferred Stock subsequent to the issue of shares of that series.

3. The foregoing amendment of Articles of Incorporation has been duly approved by the board of directors.

4. The foregoing amendment of Articles of Incorporation has been duly approved by the required vote of shareholders in accordance with section 902 of the Corporations Code. The total number of outstanding shares of Common Stock of the corporation entitled to vote with respect to the amendment was 67,217,906. The number of shares of Common Stock voting in favor of the amendment equaled or exceeded the vote required. The percentage vote required was more than 50%. There are no Preferred Shares of the corporation issued and outstanding.

We further declare under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of our own knowledge.

Executed at Irvine, California on June 17, 2020.

/s/ Ronald Andrews
Ronald Andrews, President

/s/ Albert Parker
Albert Parker, Secretary

CERTIFICATE OF AMENDMENT

OF

ARTICLES OF INCORPORATION

Ronald Andrews and Leslie Angel certify that:

1. They are the President and Assistant Secretary, respectively, of OncoCyte Corporation, a California corporation with California Entity Number, C3231738.

2 Article One of the Articles of Incorporation of the corporation is amended to read as follows:

ONE:	The name of this corporation is Oncocyte Corporation.

3. Article FOUR of the Articles of Incorporation of the corporation is amended to read as follows:

FOUR:	The corporation is authorized to issue two classes of shares, which shall be designated “Common Stock” and “Preferred Stock.” The number of shares of Common Stock which the corporation is authorized to issue is 230,000,000, and the number of shares of Preferred Stock which the corporation is authorized to issue is 5,000,000. The Preferred Stock may be issued in one or more series as the board of directors may by resolution designate. The board of directors is authorized to fix the number of shares of any series of Preferred Stock and to determine or alter the rights, preferences, privileges, and restrictions granted to or imposed upon the Preferred Stock as a class, or upon any wholly unissued series of Preferred Stock. The board of directors may, by resolution, increase or decrease (but not below the number of shares of such series then outstanding) the number of shares of any series of Preferred Stock subsequent to the issue of shares of that series.

4. The foregoing amendments of Articles of Incorporation have been duly approved by the board of directors.

5. The foregoing amendments of Articles of Incorporation have been duly approved by the required vote of shareholders in accordance with section 902 of the Corporations Code. The total number of outstanding shares of Common Stock of the corporation entitled to vote with respect to the amendment was 89,833,751. The number of shares of Common Stock voting in favor of the amendment equaled or exceeded the vote required. The percentage vote required was more than 50%. There are no Preferred Shares of the corporation issued and outstanding.

We further declare under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of our own knowledge.

Executed at Irvine, California on June 24, 2021.

/s/ Ronald Andrews
Ronald Andrews, President

/s/ Leslie Angel
Leslie Angel, Assistant Secretary